UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 20, 2024

IX Acquisition Corp.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40878	98-1586922
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

53 Davies Street, W1K 5JH United Kingdom	Not Applicable
(Address of principal executive offices)	(Zip Code)

+44 (0) (203) 908-0450

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title for each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of Class A ordinary share, par value $0.0001 per share, and one-half of one redeemable warrant	IXAQU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	IXAQ	The Nasdaq Stock Market LLC
Redeemable warrants, each warrant exercisable for one Class A ordinary share, each at an exercise price of $11.50 per share	IXAQW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On September 20, 2024, IX Acquisition Corp. (the “Company”) amended and restated the convertible promissory note, dated as of April 18, 2024, previously issued to IX Acquisition Sponsor LLC, the Company’s sponsor (the “Sponsor”), to increase the aggregate principal amount to up to $4,500,000 (as amended and restated, the “Note”). The Note was issued in connection with advances the Sponsor may make, in its discretion, to the Company for working capital expenses. The Note bears no interest and is due and payable upon the earlier to occur of (i) the date on which the Company consummates its initial business combination and (ii) the date of the liquidation of the Company.

At the election of the Sponsor, up to a maximum amount of $1,500,000 of the unpaid principal balance under the Notes may be converted into warrants of the Company (the “Conversion Warrants”) at the price of $1.00 per warrant. Such Conversion Warrants will have terms identical to the warrants issued to the Sponsor in a private placement that closed simultaneously with the Company’s initial public offering.

The issuance of the Note was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended.

The foregoing description is qualified in its entirety by reference to the Note, a copy of which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-balance Sheet Arrangement of a Registrant.

The disclosure contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosure contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 23, 2024, the following directors and officers notified the board of directors (the “Board”) of the Company of their intention to resign as directors and/or officer of the Company, effective upon both of the Board’s acceptance of such resignations and the shareholders’ approval of the Company’s third extension of the deadline to consummate its business combination. The shareholders meeting is scheduled to be held on or before October 12, 2024, the 36-month anniversary of the Company’s initial public offering.

Name	Position
Guy Willner	Executive Chairman and Director
Karen Bach	Chief Executive Officer and Director
Teresa Barger	Independent Director, Member of Audit Committee and Compensation Committee
Andrew Bartley	Independent Director, Chair of Audit Committee and Member of Compensation Committee

The resignations were not the result of any dispute or disagreement with the Company or the Company’s Board on any matter relating to the operations, policies or practices of the Company.

On September 23, 2024, the Board accepted such resignations. Upon the submission of Karen Bach’s resignation as the Chief Executive Officer, the Board appointed Noah Aptekar, the Company’s Chief Financial Officer, Chief Operations Officer and director, as the Company’s Chief Executive Officer, effective upon the effectiveness of resignation of Karen Bach. Upon the submission of Andrew Bartley’s resignation as an independent director, chair of audit committee and member of compensation committee, the Board appointed Eduardo Marini, an independent director, as the Company’s chair of audit committee and member of compensation committee, effective upon the effectiveness of resignation of Andrew Bartley.

Upon the effectiveness of the above mentioned resignations and appointment, the remaining officers and directors of the Company will be:

Name	Position
Noah Aptekar	Chief Executive Officer, Chief Financial Officer, Chief Operations Officer and Director
Eduardo Marini	Independent Director, Chair of Audit Committee and Member of Compensation Committee
Shannon Grewer	Independent Director, Member of Audit Committee and Chair of Compensation Committee

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Third Amended and Restated Convertible Promissory Note, dated September 20, 2024, issued to IX Acquisition Sponsor LLC.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IX Acquisition Corp.

Dated: September 23, 2024	By:	/s/ Noah Aptekar
Name: Noah Aptekar
Title: Chief Financial Officer